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                                  EXHIBIT N-6

      MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)

[BAR CHART]

             American Electric                                                                       Wisconsin Energy
             Power Company Inc   Exelon Corp.    Xcel Energy, Inc.   Ameren Corp.    Cinergy Corp.       Corp.
---------------------------------------------------------------------------------------------------------------------
Customers        0.213665            0.2071          0.139037           0.07451         0.065528          0.046022
Revenue          0.221566          0.214728          0.120785          0.078008        0.0668409           0.04444
Assets           0.254854          0.121969          0.124225          0.092037         0.077968          0.039759

                                               MidAmerican Energy                  Great Plains Energy  Everyone else
             Alliant Energy Corp.   E.ON AG        Holdings Co.     Dynegy, Inc.           Corp.           combined
---------------------------------------------------------------------------------------------------------------------
Customers         0.040669          0.037981          0.02916         0.025037           0.020573          0.100717
Revenue           0.039048           0.02997         0.027187         0.027443           0.022246           0.10617
Assets            0.039368           0.04313         0.033845         0.016397           0.033558          0.122889

Source: 2001 RDI Data
Note : Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin

                                   EXHIBIT N-6

      MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                     COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                              Assets                  Share of      Cumulative
          Holding Company                 (millions of $)   Rank       Total           Share
--------------------------------------------------------------------------------------------------
American Electric Power Company Inc            4,909          1        21.4%           21.4%
Exelon Corp.                                   4,758          2        20.7%           42.1%
Xcel Energy, Inc.                              3,194          3        13.9%           56.0%
Ameren Corp.                                   1,712          4         7.5%           63.4%
Cinergy Corp.                                  1,505          5         6.6%           70.0%
Wisconsin Energy Corp.                         1,057          6         4.6%           74.6%
Alliant Energy Corp.                             934          7         4.1%           78.7%
E.ON AG                                          873          8         3.8%           82.5%
MidAmerican Energy Holdings Co.                  670          9         2.9%           85.4%
DYNEGY, INC.                                     575         10         2.5%           87.9%
Great Plains Energy Corp.                        473         11         2.1%           89.9%
WPS Resources Corp.                              448         12         1.9%           91.9%
AES Corp.                                        443         13         1.9%           93.8%
NiSource Inc                                     432         14         1.9%           95.7%
Aquila, Inc                                      428         15         1.9%           97.6%
Empire District Electric Co.                     151         16         0.7%           98.2%
ALLETE                                           144         17         0.6%           98.8%
Vectren Corp.                                    133         18         0.6%           99.4%
Madison Gas & Electric Co.                       127         19         0.6%          100.0%
Mount Carmel Public Utility Co.                    6         20         0.0%          100.0%
Stora Enso Oyj                                     1         21         0.0%          100.0%
Amana Society Service Co.                          1         22         0.0%          100.0%
Ohio Valley Electric Corp.                         0         23         0.0%          100.0%
Peoples Energy Corp.                               0         24         0.0%          100.0%
Wisconsin River Power Co.                          0         24         0.0%          100.0%

Total                                         22,973

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-6

      MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY REVENUE

                                              Assets                  Share of      Cumulative
          Holding Company                 (millions of $)   Rank       Total           Share
--------------------------------------------------------------------------------------------------
American Electric Power Company Inc            8,693          1        22.2%           22.2%
Exelon Corp.                                   8,425          2        21.5%           43.6%
Xcel Energy, Inc.                              4,739          3        12.1%           55.7%
Ameren Corp.                                   3,061          4         7.8%           63.5%
Cinergy Corp.                                  2,684          5         6.8%           70.3%
Wisconsin Energy Corp.                         1,744          6         4.4%           74.8%
Alliant Energy Corp.                           1,532          7         3.9%           78.7%
E.ON AG                                        1,176          8         3.0%           81.7%
DYNEGY, INC.                                   1,077          9         2.7%           84.4%
MidAmerican Energy Holdings Co.                1,067         10         2.7%           87.2%
NiSource Inc                                   1,007         11         2.6%           89.7%
Great Plains Energy Corp.                        873         12         2.2%           91.9%
AES Corp.                                        762         13         1.9%           93.9%
WPS Resources Corp.                              589         14         1.5%           95.4%
Aquila, Inc                                      584         15         1.5%           96.9%
ALLETE                                           407         16         1.0%           97.9%
Vectren Corp.                                    255         17         0.7%           98.6%
Empire District Electric Co.                     244         18         0.6%           99.2%
Madison Gas & Electric Co.                       200         19         0.5%           99.7%
Stora Enso Oyj                                    58         20         0.1%           99.8%
Ohio Valley Electric Corp.                        45         21         0.1%          100.0%
Mount Carmel Public Utility Co.                   10         22         0.0%          100.0%
Amana Society Service Co.                          5         23         0.0%          100.0%
Peoples Energy Corp.                               0         24         0.0%          100.0%
Wisconsin River Power Co.                          0         24         0.0%          100.0%

Total                                         39,236

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-6

      MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                           COMPANIES SORTED BY ASSETS

                                              Assets                  Share of      Cumulative
          Holding Company                 (millions of $)   Rank       Total           Share
--------------------------------------------------------------------------------------------------
American Electric Power Company Inc           32,844          1        25.5%           25.5%
Xcel Energy, Inc.                             16,009          2        12.4%           37.9%
Exelon Corp.                                  15,719          3        12.2%           50.1%
Ameren Corp.                                  11,861          4         9.2%           59.3%
Cinergy Corp.                                 10,048          5         7.8%           67.1%
E.ON AG                                        5,558          6         4.3%           71.4%
Wisconsin Energy Corp.                         5,124          7         4.0%           75.4%
Alliant Energy Corp.                           5,074          8         3.9%           79.3%
MidAmerican Energy Holdings Co.                4,362          9         3.4%           82.7%
Great Plains Energy Corp.                      4,325         10         3.4%           86.1%
NiSource Inc                                   4,287         11         3.3%           89.4%
AES Corp.                                      2,942         12         2.3%           91.7%
DYNEGY, INC.                                   2,113         13         1.6%           93.3%
Aquila, Inc                                    1,933         14         1.5%           94.8%
WPS Resources Corp.                            1,843         15         1.4%           96.3%
ALLETE                                         1,327         16         1.0%           97.3%
Vectren Corp.                                  1,146         17         0.9%           98.2%
Empire District Electric Co.                   1,054         18         0.8%           99.0%
Ohio Valley Electric Corp.                       732         19         0.6%           99.6%
Madison Gas & Electric Co.                       481         20         0.4%           99.9%
Stora Enso Oyj                                    44         21         0.0%          100.0%
Wisconsin River Power Co.                         28         22         0.0%          100.0%
Mount Carmel Public Utility Co.                   20         23         0.0%          100.0%
Amana Society Service Co.                          0         24         0.0%          100.0%
Peoples Energy Corp.                               0         24         0.0%          100.0%

Total                                        128,873

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.